Exhibit 10.3

BURGERFI INTERNATIONAL, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (“Restricted Stock Agreement” or “Award Agreement”) is made and entered into as of the Grant Date (as defined below), by and between BurgerFi International, Inc., a Delaware corporation (the “Company”), and the Participant (the “Participant”) named below. Any capitalized term used but not explicitly defined in this Award Agreement shall have the meaning ascribed to such term in the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is attached hereto as Exhibit A.

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.	Award Information.

a. Grant Date:	July 10, 2023

b. Participant Name:	Carl Bachmann

c. Number of Restricted Stock Awarded:	63,500

2.

Restricted Stock Award. The Company hereby grants to the Participant the total number of shares subject to restrictions (“Restricted Stock”) set forth above subject to the terms and conditions of this Award Agreement and, as applicable, the Plan, which is incorporated herein by this reference. The shares of Restricted Stock shall be delivered to the Participant as soon as reasonably practicable following the Grant Date.

3.	Restrictions. The Restricted Stock is fully vested but subject to the restrictions set forth herein, including this Section 3.

(a)

No Transfers Unless Registered or Exempt. Participant understands that he or she may not transfer any Restricted Stock unless such Restricted Stock is registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Participant understands that only the Company may file a registration statement with the SEC but that the Company is under no obligation to do so with respect to the Restricted Stock. Participant has also been advised that exemptions from registration and qualification may not be available or may not permit Participant to transfer all or any of the Restricted Stock in the amounts or at the times proposed by Participant.

(b)

SEC Rule 144. In addition, Participant has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Restricted Stock and, in any event, requires that the Restricted Stock be held for a minimum of six months, and in certain cases one (1) year, after they have been acquired, before they may be resold under Rule 144. Participant understands that Rule 144 may indefinitely restrict transfer of the Restricted Stock so long as Participant remains an “affiliate” of the Company.

(c)	Restrictive Legends and Stop-Transfer Orders.

(i)	Legends. Grantee understands and agrees that the Company shall place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock,

together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:

(ii)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iii)    The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iv)    The Company shall not be required: (A) to transfer on its books any Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement, or (B) to treat as owner of such shares of Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.

Withholding Taxes. The Company shall be entitled to deduct from compensation payable to the Participant any sums required by federal, state, or local tax law to be withheld with respect to the settlement of the Restricted Stock, as determined by the Company (the “Withholding Obligation”), including withholding from vested shares to be issued by the Company in settlement of the Restricted Stock (or portion thereof) that has vested, a number of shares with an aggregate Fair Market Value that would satisfy the Withholding Obligation. In the alternative, the Company may require the Participant to pay the Withholding Obligation directly to the Company. If the Participant is required to pay the Withholding Obligation directly to the Company, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation due shall be delivered to the Company within thirty (30) days following the vesting of such Restricted Stock. If the Participant desires to pay the Withholding Obligation directly to the Company in lieu of the Company exercising its entitlement described in the first sentence hereof, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation shall be delivered to the Company within thirty (30) days prior to the vesting of such Restricted Stock. The Company shall have no obligation upon vesting of Restricted Stock to issue the vested shares otherwise deliverable upon such vesting until payment of the Withholding Obligation has been received or otherwise satisfied.

5.

Participant Representation. By signing this Award Agreement, the Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Restricted Stock Agreement. The

Participant acknowledges and agrees that the Participant has reviewed this Award Agreement and the Plan in its entirety, had an opportunity to obtain the advice of counsel prior to executing and accepting this Award Agreement, and fully understands all provisions of the Restricted Stock Agreement. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Participant hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. The Participant further agrees not to sell any shares of Stock acquired pursuant to this Restricted Stock Agreement at a time when applicable laws, regulations or the Company’s or any applicable underwriter’s trading policies prohibit such sale.

6.	Other Provisions.

(a)    Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 6(a), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(b)    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

(c)    Governing Law; Severability. This Award Agreement shall be administered, interpreted and enforced under the laws of the State of Florida, without regard to the conflicts of law principles thereof. Should any provision of this Award Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(d)    Conformity to Laws and Policies. This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(e)    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The Restricted Stock are not assignable or transferable by the Participant other than to (i) a beneficiary, (ii) by will or the laws of descent and distribution, and (iii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members.

(f)    Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A of the Code (“Section 409A”), to the extent applicable, and shall be construed and administered such that the Restricted Stock either (i) qualify for an exemption from the requirements of Section 409A or (ii) satisfy the requirements of Section 409A. If the Restricted Stock is subject to Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) and in no event shall the Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Any Restricted Stock that is subject to Section 409A and that is to be distributed to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i) upon separation from service shall be administered so that any distribution with respect to such Restricted Stock shall be postponed for six (6) months following the date of the Participant’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within fifteen (15) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. The determination of a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Board or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Michelle Zavolta
Name: Michelle Zavolta
Title: Chief People Officer

By:	/s/ Carl Bachmann
Name: Carl Bachmann

EXHIBIT A

TO RESTRICTED STOCK AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN